Exhibit 99.1

ELDORADO RESORTS REPORTS THIRD QUARTER NET REVENUE OF $487.3 MILLION,

OPERATING INCOME OF $91.8 MILLION AND ADJUSTED EBITDA OF $134.1 MILLION

Reno, Nev. (November 8, 2018) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported operating results for the third quarter ended September 30, 2018.

($ in thousands, except per share data)	Total Net Revenue Three Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$129,092	$—	$129,092	$134,324	$—	$134,324	(3.9)%
Midwest	99,834	—	99,834	103,651	—	103,651	(3.7)%
South	106,569	—	106,569	107,934	—	107,934	(1.3)%
East	127,722	—	127,722	126,796	—	126,796	0.7%
Central	23,897	16,693	40,590	—	42,595	42,595	(4.7)%
Corporate and Other	139	—	139	173	—	173	(19.7)%

Total Net Revenue	$487,253	$16,693	$503,946	$472,878	$42,595	$515,473	(2.2)%

($ in thousands, except per share data)	Operating Income Three Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$31,894	$—	$31,894	$32,657	$—	$32,657	(2.3)%
Midwest	26,637	—	26,637	24,264	—	24,264	9.8%
South	16,176	—	16,176	13,682	—	13,682	18.2%
East	23,637	—	23,637	21,215	—	21,215	11.4%
Central	2,868	3,070	5,938	—	5,588	5,588	6.3%
Corporate and Other	(9,443)	—	(9,443)	(10,326)	—	(10,326)	(8.6)%

Total Operating Income	$91,769	$3,070	$94,839	$81,492	$5,588	$87,080	8.9%

($ in thousands, except per share data)	Adjusted EBITDA Three Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$41,434	$—	$41,434	$40,424	$—	$40,424	2.5%
Midwest	35,278	—	35,278	32,465	—	32,465	8.7%
South	26,015	—	26,015	20,638	—	20,638	26.1%
East	32,114	—	32,114	28,035	—	28,035	14.5%
Central	5,850	3,952	9,802	—	7,330	7,330	33.7%
Corporate and Other	(6,601)	—	(6,601)	(6,338)	—	(6,338)	4.1%

Total Adjusted EBITDA (4)	$134,090	$3,952	$138,042	$115,224	$7,330	$122,554	12.6%

Net Income	$37,704			$29,687

Basic EPS	$0.49			$0.39

Diluted EPS	$0.48			$0.38

($ in thousands, except per share data)	Total Net Revenue Nine Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$346,550	$—	$346,550	$297,564	$43,414	$340,978	1.6%
Midwest	301,235	—	301,235	171,292	142,237	313,529	(3.9)%
South	341,612	—	341,612	228,954	131,100	360,054	(5.1)%
East	370,576	—	370,576	352,721	11,717	364,438	1.7%
Central	23,897	96,941	120,838	—	126,349	126,349	(4.4)%
Corporate and Other	377	—	377	366	226	592	(36.3)%

Total Net Revenue	$1,384,247	$96,941	$1,481,188	$1,050,897	$455,043	$1,505,940	(1.6)%

($ in thousands, except per share data)	Operating Income Nine Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$63,898	$—	$63,898	$50,590	$9,525	$60,115	6.3%
Midwest	80,725	—	80,725	39,676	34,819	74,495	8.4%
South	50,099	—	50,099	32,210	25,086	57,296	(12.6)%
East	67,164	—	67,164	54,411	(1,072)	53,339	25.9%
Central	2,868	18,448	21,316	—	21,049	21,049	1.3%
Corporate and Other	(41,377)	—	(41,377)	(111,834)	(8,811)	(120,645)	(65.7)%

Total Operating Income	$223,377	$18,448	$241,825	$65,053	$80,596	$145,649	66.0%

($ in thousands, except per share data)	Adjusted EBITDA Nine Months Ended September 30,
	2018	2018 Pre-Acquisition(1)	2018 Total(2)	2017	2017 Pre-Acquisition(3)	2017 Total(2)	Change
West	$91,616	$—	$91,616	$69,847	$13,231	$83,078	10.3%
Midwest	105,717	—	105,717	52,923	46,856	99,779	6.0%
South	86,634	—	86,634	46,954	30,998	77,952	11.1%
East	87,657	—	87,657	78,597	(120)	78,477	11.7%
Central	5,850	23,403	29,253	—	26,342	26,342	11.1%
Corporate and Other	(21,824)	—	(21,824)	(17,016)	(5,996)	(23,012)	(5.2)%

Total Adjusted EBITDA (4)	$355,650	$23,403	$379,053	$231,305	$111,311	$342,616	10.6%

Net Income (Loss)	$95,355			$(15,558)

Basic EPS	$1.23			$(0.24)

Diluted EPS	$1.22			$(0.24)

(1)

Figures are for Grand Victoria Casino (“GV”) for the period beginning July 1, 2018 and ending August 6, 2018 for the three months ended September 30, 2018 and the period beginning January 1, 2018 and ending August 6, 2018 for the nine months ended September 30, 2018.

(2)

Total figures for 2018 include combined results of operations for ERI and GV and total figures for 2017 include combined results of operations for ERI, GV and Isle of Capri Casino (“Isle”) for periods preceding the date that ERI acquired GV and Isle, as applicable. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of the operations reported by the Company.

(3)

Figures are for GV for the three and nine months ended September 30, 2017 and for Isle for four months ended April 30, 2017. In the case of Isle, such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical net revenues, operating income and Adjusted EBITDA for periods corresponding to ERI’s fiscal quarterly calendar. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(4)

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

“The 2018 third quarter was another impressive period of growth for Eldorado Resorts as Adjusted EBITDA rose at 17 of our 21 properties, inclusive of the Grand Victoria Casino which was acquired in August. As a result, all five of our property segments generated year over year Adjusted EBITDA growth, including double-digit growth for our South, East and Central segments,” said Gary Carano, Chairman and Chief Executive Officer of Eldorado. “In addition, the third quarter Adjusted EBITDA margin rose at all five of our reporting segments with the increases ranging between 200 and 690 basis points as we continue to apply operational discipline focused on delivering profitable revenue and driving strong EBITDA gains. Third quarter consolidated Adjusted EBITDA rose 12.6% on a year over year basis on top of the strong 16.2% growth achieved in prior year period, our property-level Adjusted EBITDA margin improved 370 basis points to 28.7% and our consolidated Adjusted EBITDA margin rose 360 basis points to 27.4%.

“We completed the acquisition of Grand Victoria Casino, one of the premier casinos in the Chicagoland market, in August and completed the acquisition of Tropicana Entertainment in early October. These acquisitions have significantly expanded the scale of our gaming operations and diversified our geographic reach into seven new markets that have minimal overlap with our existing operations. The addition of these eight properties to our operations and our focus on disciplined marketing, promotions, advertising, and food and beverage and labor expense management are expected to drive growth in free cash flow, positioning us to reduce leverage while evaluating additional uses of free cash flow, including potential continued growth through acquisitions and the return of capital to shareholders.

“In early September we entered into a landmark agreement to partner with William Hill to address in-casino, mobile and online sports wagering opportunities where allowed in our current markets and as enabling legislation is enacted in the eight other markets where we will operate. In addition to the equity interest in our partner’s U.S. and global operations that will be issued to us following receipt of required regulatory approvals, sports wagering is expected to result in increased visitation and a new revenue source at our properties where we offer it, which we anticipate will also drive growth in our gaming and non-gaming operations. We opened a temporary sportsbook in Atlantic City’s Tropicana Casino and Resort on October 25 and expect to open our sportsbook at Mountaineer Casino Racetrack and Resort in Chester, West Virginia later this month.

“We are excited about our future as we continue to integrate our newly acquired properties, focus on initiatives that are expected to deliver margin improvement from our operations, invest in facility enhancements that are anticipated to deliver attractive returns, and position ourselves to benefit from developing sports wagering opportunity in the U.S.”

Balance Sheet and Liquidity

At September 30, 2018, Eldorado had $164.1 million in cash and cash equivalents, excluding restricted cash. Outstanding indebtedness at September 30, 2018 totaled $3.0 billion, including $600.0 million of new debt from the issuance of 6.0% senior notes due 2026 and approximately $180.0 million outstanding on the Company’s revolving credit facility. Capital expenditures in the third quarter and first nine months of 2018 totaled $33.9 million and $89.1 million, respectively.

Presque Isle Downs and Casino and Lady Luck Nemacolin are presented as assets held for sale as of September 30, 2018. Lady Luck Casino Vicksburg is no longer presented as an asset held for sale as of September 30, 2018.

Summary of 2018 Third Quarter Region Results

The property results for Presque Isle Downs and Casino and Lady Luck Nemacolin are included in operations until the announced divestitures of these properties are completed (expected to be early 2019). Full third quarter operating results for Grand Victoria Casino, which was acquired on August 7, are included in the Central region below and throughout this release. Beginning with the reporting of 2018 fourth quarter results, the property results for the Tropicana Laughlin Hotel and Casino and the MontBleu Casino Resort & Spa will be reported as part of the West region; Belle of Baton Rouge Casino & Hotel and Trop Casino Greenville will be reported as part of the South region; Tropicana Casino and Resort, Atlantic City will be reported as part of the East region; and Tropicana Evansville and Lumière Place will be reported as part of the Central region.

West Region (THE ROW, Isle Casino Hotel Black Hawk and Lady Luck Casino Black Hawk)

Net revenue for the West Region properties for the quarter ended September 30, 2018 declined approximately 3.9% to $129.1 million compared to $134.3 million in the prior-year period, and operating income declined to $31.9 million from $32.7 million in the year-ago quarter. Adjusted EBITDA increased 2.5% to $41.4 million reflecting an Adjusted EBITDA margin improvement of 200 basis points to 32.1%, compared to Adjusted EBITDA of $40.4 million on an Adjusted EBITDA margin of 30.1% in the prior-year period. The combined Adjusted EBITDA margin for the Black Hawk properties exceeded 40% in the quarter.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, Isle Casino Cape Girardeau, Lady Luck Casino Caruthersville and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended September 30, 2018 decreased approximately 3.7% to $99.8 million compared to $103.7 million in the prior-year period, while operating income rose to $26.6 million from $24.3 million in the year-ago quarter. Adjusted EBITDA rose approximately 8.7% to $35.3 million as the Adjusted EBITDA margin for the segment rose 400 basis points to 35.3%. Adjusted EBITDA was up at all six of the Midwest properties year over year. Adjusted EBITDA for the Midwest Region in the prior-year period was $32.5 million reflecting an Adjusted EBITDA margin of 31.3%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula, Lady Luck Casino Vicksburg and Isle of Capri Lake Charles)

Net revenue for the South Region properties for the quarter ended September 30, 2018 declined approximately 1.3% to $106.6 million compared to $107.9 million in the prior-year period, while operating income increased to $16.2 million from $13.7 million in the year-ago quarter. Adjusted EBITDA increased 26.1% to $26.0 million as the Adjusted EBITDA margin for the segment rose 530 basis points to 24.4%.

East Region (Presque Isle Downs and Casino, Lady Luck Casino Nemacolin, Eldorado Scioto Downs Racino and Mountaineer Casino, Racetrack and Resort)

Net revenue for the East Region properties for the quarter ended September 30, 2018 increased approximately 0.7% to $127.7 million compared to $126.8 million in the prior-year period, while operating income grew to $23.6 million from $21.2 million in the year-ago quarter. Adjusted EBITDA for the East Region rose 14.5% to $32.1 million compared to Adjusted EBITDA of $28.0 million in the prior-year period as the East Region’s Adjusted EBITDA margin improved 300 basis points to 25.1%. Eldorado Scioto Downs generated Adjusted EBITDA growth for the fifteenth consecutive quarter.

Central Region (Grand Victoria Casino)

Net revenue for the Central Region for the quarter ended September 30, 2018 declined approximately 4.7% to $40.6 million compared to $42.6 million in the prior-year period, while operating income grew to $5.9 million from $5.6 million in the year-ago quarter. Adjusted EBITDA for the Central Region rose 33.7% to $9.8 million compared to Adjusted EBITDA of $7.3 million in the prior-year period as the Central Region’s Adjusted EBITDA margin improved 690 basis points to 24.1%.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock-based compensation, transaction expenses, severance expense, costs associated with the Presque Isle Downs, Vicksburg, Lake Charles and Nemacolin sales, income related to the termination of the Vicksburg sale, impairment charges, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, and other non-cash regulatory gaming assessments. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“US GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Third Quarter Conference Call

Eldorado will host a conference call at 4:30 p.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 323/794-2590, conference ID 1925022 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-eight properties in thirteen states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature more than 30,000 slot machines and VLTs and 800 table games, and over 12,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: Eldorado’s ability to promptly and effectively integrate the operations of Tropicana and Grand Victoria and realize synergies resulting from the combined operations; the possibility that sports book, online and mobile betting and gaming are not approved in various jurisdictions, or, to the extent that such gaming activities are approved, the market for such gaming does not develop as anticipated; our substantial indebtedness and the impact of such obligations on our operations and liquidity; our ability to identify and execute acquisition and development opportunities; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations, including risk relating to obtaining and maintaining required licenses, approvals and permits necessary for the operation of online and mobile betting and gaming, and increases in gaming taxes and fees in jurisdictions in which we operate; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:
Thomas Reeg	Joseph N. Jaffoni, Richard Land
President and Chief Financial Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

- tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUES:
Casino	$362,877	$347,537	$1,046,010	$764,684
Pari-mutuel commissions	5,292	5,111	14,407	9,859
Food and beverage	58,153	59,537	164,644	141,667
Hotel	44,780	45,962	114,447	99,545
Other	16,151	14,731	44,739	35,142

Net revenues	487,253	472,878	1,384,247	1,050,897

EXPENSES:
Casino	175,333	169,322	506,536	389,010
Pari-mutuel commissions	4,729	4,657	13,022	9,894
Food and beverage	45,381	51,220	134,927	120,041
Hotel	13,977	15,513	40,178	36,862
Other	9,315	9,632	25,030	22,702
Marketing and promotions	23,122	26,439	66,255	58,099
General and administrative	75,599	75,650	223,546	168,339
Corporate	9,217	7,718	33,018	21,734
Impairment charges	3,787	—	13,602	—
Depreciation and amortization	35,760	29,122	99,204	69,635

Total operating expenses	396,220	389,273	1,155,318	896,316
(Loss) gain on sale or disposal of property and equipment	(110)	4	(393)	(51)
Proceeds from terminated sale	5,000	—	5,000	—
Transaction expenses	(4,091)	(2,094)	(10,043)	(89,172)
Equity in loss of unconsolidated affiliates	(63)	(23)	(116)	(305)

Operating income	91,769	81,492	223,377	65,053

OTHER EXPENSE:
Interest expense, net	(34,085)	(29,183)	(96,579)	(69,380)
Loss on early retirement of debt, net	—	(10,030)	(162)	(37,347)

Total other expense	(34,085)	(39,213)	(96,741)	(106,727)

Net income (loss) before income taxes	57,684	42,279	126,636	(41,674)
(Provision) benefit for income taxes	(19,980)	(12,592)	(31,281)	26,116

Net income (loss)	$37,704	$29,687	$95,355	$(15,558)

Net income (loss) per share of common stock:
Basic	$0.49	$0.39	$1.23	$(0.24)

Diluted	$0.48	$0.38	$1.22	$(0.24)

Weighted average basic shares outstanding	77,522,664	76,902,070	77,445,611	63,821,705

Weighted average diluted shares outstanding	78,283,588	77,959,689	78,208,040	63,821,705

1.

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method. See reconciliation table on the last page of this release for further details.

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended September 30, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$31,894	$9,475	$—	$—	$65	$41,434
Midwest	26,637	8,605	15	—	21	35,278
South	16,176	9,704	9	—	126	26,015
East	23,637	4,486	2	—	3,989	32,114
Central	2,868	2,215	—	—	767	5,850
Corporate	(9,443)	1,275	2,468	4,091	(4,992)	(6,601)

Total Excluding Pre-Acquisition	$91,769	$35,760	$2,494	$4,091	$(24)	$134,090

Pre-Acquisition (1):
Central	$3,070	$727	$—	$—	$155	$3,952

Total Pre-Acquisition	$3,070	$727	$—	$—	$155	$3,952

Including Pre-Acquisition:
West	$31,894	$9,475	$—	$—	$65	$41,434
Midwest	26,637	8,605	15	—	21	35,278
South	16,176	9,704	9	—	126	26,015
East	23,637	4,486	2	—	3,989	32,114
Central	5,938	2,942	—	—	922	9,802
Corporate	(9,443)	1,275	2,468	4,091	(4,992)	(6,601)

Total Including Pre-Acquisition (2)	$94,839	$36,487	$2,494	$4,091	$131	$138,042

	Three Months Ended September 30, 2017 (8)
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$32,657	$7,653	$67	$—	$47	$40,424
Midwest	24,264	7,995	67	—	139	32,465
South	13,682	6,055	46	—	855	20,638
East	21,215	6,732	5	—	83	28,035
Central	—	—	—	—	—	—
Corporate	(10,326)	687	1,207	2,094	—	(6,338)

Total Excluding Pre-Acquisition	$81,492	$29,122	$1,392	$2,094	$1,124	$115,224

Pre-Acquisition (3):
Central	$5,588	$1,742	$—	$—	$—	$7,330

Total Pre- Acquisition	$5,588	$1,742	$—	$—	$—	$7,330

Including Pre-Acquisition:
West	$32,657	$7,653	$67	$—	$47	$40,424
Midwest	24,264	7,995	67	—	139	32,465
South	13,682	6,055	46	—	855	20,638
East	21,215	6,732	5	—	83	28,035
Central	5,588	1,742	—	—	—	7,330
Corporate	(10,326)	687	1,207	2,094	—	(6,338)

Total Including Pre-Acquisition (4)	$87,080	$30,864	$1,392	$2,094	$1,124	$122,554

	Nine Months Ended September 30, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$63,898	$27,046	$(32)	$—	$704	$91,616
Midwest	80,725	24,654	90	—	248	105,717
South	50,099	26,343	50	—	10,142	86,634
East	67,164	15,252	11	—	5,230	87,657
Central	2,868	2,215	—	—	767	5,850
Corporate	(41,377)	3,694	9,526	10,043	(3,710)	(21,824)

Total Excluding Pre-Acquisition	$223,377	$99,204	$9,645	$10,043	$13,381	$355,650

Pre-Acquisition (1):
Central	$18,448	$4,420	$—	$—	$535	$23,403

Total Pre-Acquisition	$18,448	$4,420	$—	$—	$535	$23,403

Including Pre-Acquisition:
West	$63,898	$27,046	$(32)	$—	$704	$91,616
Midwest	80,725	24,654	90	—	248	105,717
South	50,099	26,343	50	—	10,142	86,634
East	67,164	15,252	11	—	5,230	87,657
Central	21,316	6,635	—	—	1,302	29,253
Corporate	(41,377)	3,694	9,526	10,043	(3,710)	(21,824)

Total Including Pre-Acquisition (2)	$241,825	$103,624	$9,645	$10,043	$13,916	$379,053

	Nine Months Ended September 30, 2017 (8)
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$50,590	$18,867	$119	$—	$271	$69,847
Midwest	39,676	12,961	153	—	133	52,923
South	32,210	12,649	110	—	1,985	46,954
East	54,411	23,885	9	—	292	78,597
Central	—	—	—	—	—	—
Corporate	(111,834)	1,273	4,063	89,172	310	(17,016)

Total Excluding Pre-Acquisition	$65,053	$69,635	$4,454	$89,172	$2,991	$231,305

Pre-Acquisition (5):
West	$9,525	$3,694	$8	$—	$4	$13,231
Midwest	34,819	11,952	51	—	34	46,856
South	25,086	5,693	35	—	184	30,998
East	(1,072)	952	—	—	—	(120)
Central	21,049	5,293	—	—	—	26,342
Corporate	(8,811)	371	1,631	286	527	(5,996)

Total Pre-Acquisition	$80,596	$27,955	$1,725	$286	$749	$111,311

Including Pre-Acquisition:
West	$60,115	$22,561	$127	$—	$275	$83,078
Midwest	74,495	24,913	204	—	167	99,779
South	57,296	18,342	145	—	2,169	77,952
East	53,339	24,837	9	—	292	78,477
Central	21,049	5,293	—	—	—	26,342
Corporate	(120,645)	1,644	5,694	89,458	837	(23,012)

Total Including Pre-Acquisition (4)	$145,649	$97,590	$6,179	$89,458	$3,740	$342,616

(1)

Figures are for GV for the period beginning July 1, 2018 and ending August 6, 2018 for the three months ended September 30, 2018 and the period beginning January 1, 2018 and ending August 6, 2018 for the nine months ended September 30, 2018.

(2)

Total figures for 2018 include combined results of operations for GV and the Company for periods preceding the date that the Company acquired GV. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for proforma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(3)	Figures are for GV for the three months ended September 30, 2017.
(4)

Total figures for three months ended September 30, 2017 include combined results of operations for GV and the Company for periods preceding the date that the Company acquired GV. Total figures for the nine months ended September 30, 2018 include combined results of operations for GV, Isle, and the Company for periods preceding the dates that the Company acquired GV and Isle. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for proforma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(5)

Figures are for GV for the nine months ended September 30, 2017 and for Isle for the four months ended April 30, 2017. The Isle figures were prepared by the Company to reflect Isle’s unaudited consolidated historical operating revenues, operating income and Adjusted EBITDA for periods corresponding to the Company’s fiscal calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(6)

Transaction expenses represent costs related to the acquisition of Isle for the three and nine months ended September 30, 2017 and costs related to the acquisitions of GV and Tropicana for the three and nine months ended September 30, 2018.

(7)

Other is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate, impairment charges, income totaling $5.0 million from the terminated sale of Vicksburg and other non-cash regulatory gaming assessments for the three and nine months ended September 30, 2018 and 2017. Also included are costs associated with the sales of Presque Isle Downs and Nemacolin, the terminated sale of Vicksburg and selling costs paid directly by GV for the three and nine months ended September 30, 2018. Costs associated with the terminated sale of Lake Charles are also included for the three and nine months ended September 30, 2017.

(8)

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method. See Note 2 to our Condensed Notes to Unaudited Consolidated Financial Statements for additional information.

	Reconciliation Table Three Months Ended September 30, 2017
	As Reported	ASC 606 Adjustments	Other Reclassifications (1)	As Adjusted
Gross revenues	$483,036	$(39,651)	$29,493	$472,878
Promotional allowances	(38,162)	41,785	(3,623)	—

Net revenues	$444,874	$2,134	$25,870	$472,878

Operating income	78,924	182	2,386	81,492
Net income	29,554	133	—	29,687

	Reconciliation Table Nine Months Ended September 30, 2017
	As Reported	ASC 606 Adjustments	Other Reclassifications (1)	As Adjusted
Gross revenues	$1,088,754	$(88,225)	$50,368	$1,050,897
Promotional allowances	(87,776)	93,838	(6,062)	—

Net revenues	$1,000,978	$5,613	$44,306	$1,050,897

Operating income	60,955	172	3,926	65,053
Net (loss) income	(15,754)	196	—	(15,558)

1.	Other reclassifications are comprised of the reversal of our Lake Charles property from discontinued operations and other reclassifications to conform to current period presentations.